Exhibit 2.26

TRANSACTION CLOSING DOCUMENT

DATED APRIL 30, 2022

Genius Group Ltd (the “Purchaser” and “GG”), a public company duly organised and operating under the Laws of Singapore under registration number UEN 201541844 C, having its registered seat at 8 Amoy Street, #01-01 Singapore 049950, represented by Roger James Hamilton and

(A)

David Raymond HITCHINS (the “Seller”) holds 50 (fifty) common shares of the New Zealand Company Education Angels in Home Childcare Limited with registered seat in 23 Cornwall Street, Lower Hutt, Wellington, 5010, NZ

(B)

Angela STEAD (the “Seller”) holds 50 (fifty) common shares of the New Zealand Company Education Angels in Home Childcare Limited with registered seat in 23 Cornwall Street, Lower Hutt, Wellington, 5010, NZ

The Parties agreed as follows:

1.	The transaction is closed as of April 30, 2022;
2.	The Sellers delivered the transaction documents of Education Angels in Home Childcare Limited in particular:
(a)	Certified extract of the resolutions passed by the Board of EA approving the transfer of the Sale Shares from the Sellers to the Purchaser.
(b)

Certified extract of the register of members and the share transfer register of the EA evidencing the entries relating to the transfer of the Sale Shares from the Sellers to the Purchaser - Genius Group Limited registration number UEN 201541844 C with registered seat at 8 Amoy Street, #01-01 Singapore 049950.

(c)	New Share certificate with respect to the Sale Shares, reflecting the name of the Purchaser as the registered holder of the Sale Shares with respect to Education Angels in Home Childcare Limited.

3.

The Sellers represent that the transaction documents stipulated in point 2 of this Closing Document has been filed to Registration Office of the Companies in New Zealand in purpose to reflect the change of the owner of sold Shares of Education Angels in Home Childcare Limited.

4.	The price shall be paid and calculated by the Purchaser due to the provision of Section 2 point 2.1 of the Sale Purchased Agreement dated November 30, 2021 in the following way:
i.	Consideration: NZ$ 3 million in 100% Shares Converted to US$1,939,281 considering the exchange rate of 30th April 2022 of 0.646427:

The consideration is US$1,939,281 results in 333,687 shares to Seller at a share price of $34.87 multiplied by 6 for share split.

ii.	After the loan adjustment:

Angela Stead receives 141,382  GG shares and

David Raymond HITCHINS receives 192,305 GG shares

iii.	Write off of Loan Payable:
(a)	to founder Angela Stead and David Raymond HITCHINS the amount of NZ$719,103.
(b)	Winara Trust No 1 - NZ$588,462
(c)	Magic Sparks - NZ$130,641
5.	The Parties acknowledge that the Purchased Price has been calculated on the basis of the following documents which constitutes the Annexure to this Transaction Closing Document:

i. Balance Sheet - 30th April 2022

ii. Shares Proceed working and calculation

iii. Share Issue Confirmation

THIS TRANSACTION CLOSING DOCUMENT has been agreed by the Parties and entered into on the date stated at the beginning of this Document.

/s/ Angela STEAD	/s/ Roger James Hamilton
Angela STEAD	Genius Group Limited

represented by Roger James Hamilton

/s/ David Raymond HITCHINS
David Raymond HITCHINS

Balance Sheet

Education Angels in Home Childcare Ltd

(Numbers are in NZD)

	30 Apr 2022	Adjustments	Final	30 Jun 2020	Adjustments	Final
Assets

Bank
600-ASB Business A/c-00	40,798	$—	$40,798.00	$3,010.41	$—	$3,010.41
602-ASB Savings A/c-50	6	$—	$6.00	$2,001.77	$—	$2,001.77
603-ANZ-Current Account	931	$—	$931.00	$(96,434.18)	$—	$(96,434.18)
Total Bank	41,735	0	41,735	(91,422)	0	(91,422)

Current Assets
610-Accounts Receivable	0	$—	$—	$251,326.37	$251,326.37	$—
617-Other Debtors	0	$—	$—	$112,713.76	$—	$112,713.76
615-Accured Income	16,495	$—	$16,495.00	$50,093.61	$—	$50,093.61
Total Current Assets	16,495	0	16,495	414,134	251,326	162,807

Fixed Assets
712-Furniture and Fittings	27,774	$—	$27,774.00	$27,774.48	$—	$27,774.48
713-Less Accumulated Depreciation on Furniture an Fittings	(24,255)	$—	$(24,255.00)	$(22,545.04)	$—	$(22,545.04)
720-Computer Equipment	10,341	$—	$10,341.00	$9,550.41	$—	$9,550.41
721-Less Accumulated Depreciation on Computer Equipment	(8,604)	$—	$(8,604.00)	$(6,987.26)	$—	$(6,987.26)
730-Motor Vehicle	230,133	$—	$230,133.00	$141,563.68	$—	$141,563.68
731-Less Accumulated Depreciation on Motor Vehicle	(127,553)	$—	$(127,553.00)	$(89,249.70)	$—	$(89,249.70)
Total Fixed Assets	107,836	0	107,836	60,107	0	60,107

Non-Current Assets
780-Goodwill	774,532	$—	$774,532.00	$769,031.52	$—	$769,031.52
Total Non-current Assets	774,532	0	774,532	769,032	0	769,032

Total Assets	940,598	0	940,598	1,151,850	251,326	900,523

Liabilities

Current Liabilities
605-Visa	377	$—	$377.00	$27.52	$—	$27.52
800-Accounts Payable	6,968	$—	$6,968.00	$34,421.53	$—	$34,421.53
801-Unpaid Expense Claims	0	$—	$—	$0	$0	$—
805-Accrued Liabilities	23,133	$—	$23,133.00	$3,509.88	$—	$3,509.88
820-GST	148,612	$159,203.00	$(10,591.00)	$98,340.86	$—	$98,340.86
825-PAYE & Kiwisaver Payable	9,906	$—	$9,906.00	$11,947.53	$—	$11,947.53
826-Holiday Pay Accrual	31,903	$—	$31,903.00	$25,949.91	$—	$25,949.91
835-Revenue Received in Advance	174,617	$—	$174,617.00	$0	$—	$—
Total Current Liabilities	395,516	159,203	236,313	174,197	0	174,197

Non-Current Liabilities
810-Fees/Payments as Agent - Parent	16	$—	$16.00	$(7,584.45)	$—	$(7,584.45)
811-Fees/Payments as Agent - WINZ	12,928	$—	$12,928.00	$11,467.89	$—	$11,467.89
900-Loan – Magic Sparks/Clydestead	51,040	$51,040.00	$—	$378,176.71	$378,176.71	$—
902-Loan – UDC Finance	0	$—	$—	$6,770.12	$—	$6,770.12
904-Loan – Heartland Bank	3,401	$—	$3,401.00	$11,049.75	$—	$11,049.75
940-Advanced Funding Loan	0	$—	$—	$35,000.00	$—	$35,000.00
905-Loan – Nissan Financial Services	84,286	$—	$84,286.00	$0	$0	$—
950-Loan from Winara Trust No 1	508,860	$508,860.00	$—	$836,638.07	$836,638.07	$—
958-IRD – Govt Loan for Business	31,600	$—	$31,600.0	$31,600.00	$—	$31,600.00
Total Non-Current Liabilities	692,131	559,900	132,231	1,303,118	1,214,815	88,303

Total Liabilities	1,087,647	719,103	368,544	1,477,315	1,214,815	262,501

Net Assets	(147,049)	(719,103)	572,054	(325,465)	(963,488)	638,023

Total Equity	(147,049)	(719,103)	572,054	(325,465)	(963,488)	638,023

Education Angels

Share Sale Proceeds Calculation and Division - revised 13 June 2022

					Share of Proceeds
Education In Home Childcare Limited

Sale Price based on 2 X Annual Revenue in 2019 or 2020, Minimum $3.0m				3,000,000
		GST
Shareholder Debts	31/03/2022	Current	Arrears	Settlement	Angie	David	Total
Winara Trust No.1	508,860	36,585	43,016	588,462		588,462	588,462
Magic Sparks	51,040	36,585	43,016	130,641	130,641		130,641
	559,900	73,170	86,033	719,103
Balance for Shares				2,280,897	1,140,448	1,140,448	2,280,897
				NZ$	1,271,090	1,728,910	3,000,000
			0.646427	US$	821,667	1,117,614	1,939,281
				Issue Price	34.87	34.87	34.87
				X6	141,382	192,305	333,687

GENIUS GROUP LTD.

WINARA TRUST (NO.1)	STATEMENT OF ACCOUNT
4/44 QUEENS DRIVE, HUTT CENTRAL
LOWER HUTT 5010	ACCOUNT NUMBER	480
NEW ZEALAND
	TICKER SYMBOL:	GNS
	CUSIP:	Y3005A109

Summary of Account Holdings as of 06/16/2022

CERTIFICATED	RESTRICTED	DRS BALANCE	FREE TRADING	TOTAL SHARES IN
BALANCE	BOOK BALANCE		BOOK BALANCE	ACCOUNT
0	192,305	0	0	192,305

Transaction Activity for the Period		01/01/2010 - 06/16/2022

	CERTIFICATE NUMBER /		SHARES IN /
DATE	TRANSACTION DESCRIPTION		SHARES OUT	SHARE BALANCE

06/15/22	ISSUE SECURITIES		192,305	192,305

*Certificate Balanced – Reflects the aggregate number of shares issued with physical certificate(s).

*Restricted Book Balance – Reflects the aggregate number of restricted shares that VStock Transfer maintains for you in an electronic account and a physical certificate was not issued.

*Free-Trading Book Balance – Reflects the aggregate number of free-trading shares that VStock Transfer maintains for you in an electronic account and a physical certificate was not issued.

*Total Shares – The sum of all certificated and all book shares.

If you have any questions or concerns, please do not hestitate to contact us at (212) 828-8436 or via email at info@vstocktransfer.com.

GENIUS GROUP LTD.

ANGELA STEAD	STATEMENT OF ACCOUNT
4 TENNYSON AVENUE AVALON
LOWER HUTT 5011	ACCOUNT NUMBER	481
NEW ZEALAND
	TICKER SYMBOL:	GNS
	CUSIP:	Y3005A109

Summary of Account Holdings as of 06/16/2022

CERTIFICATED	RESTRICTED	DRS BALANCE	FREE TRADING	TOTAL SHARES IN
BALANCE	BOOK BALANCE		BOOK BALANCE	ACCOUNT
0	141,382	0	0	141,382

Transaction Activity for the Period		01/01/2010 - 06/16/2022

	CERTIFICATE NUMBER /		SHARES IN /
DATE	TRANSACTION DESCRIPTION		SHARES OUT	SHARE BALANCE

06/15/22	ISSUE SECURITIES		141,382	141,382

*Certificate Balanced – Reflects the aggregate number of shares issued with physical certificate(s).

*Restricted Book Balance – Reflects the aggregate number of restricted shares that VStock Transfer maintains for you in an electronic account and a physical certificate was not issued.

*Free-Trading Book Balance – Reflects the aggregate number of free-trading shares that VStock Transfer maintains for you in an electronic account and a physical certificate was not issued.

*Total Shares – The sum of all certificated and all book shares.

If you have any questions or concerns, please do not hestitate to contact us at (212) 828-8436 or via email at info@vstocktransfer.com.